Calculation of Filing Fee Tables
S-3
Camp4 Therapeutics Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	32,721,172	$ 3.44	$ 112,560,831.68	0.0001381	$ 15,544.65
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 112,560,831.68		$ 15,544.65
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,544.65
Offering Note
[1]	1a. The registration statement to which this exhibit is attached registers the resale from time to time by certain stockholders of an aggregate of 32,721,172 shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock"), which consists of (i) 10,795,804 shares of Common Stock and (ii) 21,925,368 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants that were initially issued pursuant to the Purchase Agreement dated as of September 9, 2025, as amended on August 3, 2026, by and between the Registrant and the selling stockholders named in the registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registration statement also covers such additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. 1b. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Market on July 31, 2026 to be $3.54 and $3.34, respectively.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date